Registration No. 33-66282


           The Registrant Requests That This Post-Effective Amendment
        No. 2 to the Registration Statement Become Effective Upon Filing
                       Pursuant To Securities Act Rule 464

       As Filed With The Securities and Exchange Commission on May 4, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                              REXALL SUNDOWN, INC.
              (Exact name of Registrant as Specified in Its Charter

Florida                                                               59-1688986
--------------------------------------------------------------------------------
(State or other Jurisdiction                                     I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

851 Broken Sound Parkway, N.W., Boca Raton, Florida                     33487
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

             Amended and Restated 1993 Employee Stock Purchase Plan
                            (Full Title of the Plan)

                                Richard S. Werber
                              Rexall Sundown, Inc.
           Vice President-Legal Affairs, General Counsel and Secretary
                         851 Broken Sound Parkway, N. W.
                            Boca Raton, Florida 33487
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                  (561)241-9400
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits.
------------------

No.               Description
---               -----------
4.1               Amended and Restated 1993 Employee Stock Purchase Plan (1)

5                 Opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A.
                  as to the legality of the securities being registered (2)

24                Consent of Coopers & Lybrand LLP (1)

--------------------------
(1)      Filed herewith.
(2)      Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 8th day of April, 1998.

                                  REXALL SUNDOWN, INC.


                                  By:      /s/ Carl DeSantis
                                           ------------------------------------
                                           Carl DeSantis, Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                                         Title                                    Date
   ---------                                         -----                                    ----

   /s/ Carl Desantis                                 Chairman of the Board                    April 8, 1998
   ----------------------------------------------
   Carl DeSantis


   /s/ Christian Nast                                Director and Chief Executive Officer     April 8, 1998
   ----------------------------------------------
   Christian Nast


   /s/ Damon DeSantis                                Director and President                   April 8, 1998
   ----------------------------------------------
   Damon DeSantis


                                                     Director and Senior Vice President -     April 8, 1998
   /s/ Dean DeSantis                                 Operations and Chief Operating
   ----------------------------------------------    Officer
   Dean DeSantis


   /s/ Geary Cotton                                  Vice President - Finance, Chief          April 8, 1998
   ----------------------------------------------    Financial Officer, Treasurer and
   Geary Cotton                                      Chief Accounting Officer



   /s/ Nickolas Palin                                Director and President - Sundown          April 8, 1998
   ----------------------------------------------    Vitamins
   Nickolas Palin



   ______________________________________________    Director                                 April __, 1998
   Stanley Leedy


   ______________________________________________    Director                                 April __, 1998
   Raymond Monteleone


   ______________________________________________    Director                                 April __, 1998
   Melvin Stith


   ______________________________________________    Director                                 April __, 1998
   John Priddy

                                  EXHIBIT INDEX

                                                                                            Sequentially
Exhibit                                                                                       Numbered
Number            Description                                                                   Page
------            -----------                                                                   ----
4.1               Amended and Restated 1993 Employee Stock Purchase Plan (1)

5                 Opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A.
                  as to the legality of the securities being registered (2)

24                Consent of Coopers & Lybrand (1)

--------------------------
(1)      Filed herewith.
(2)      Previously filed.